                                                                     EXHIBIT 4.4

                                  $150,000,000

                                ETHYL CORPORATION

                          8.875% SENIOR NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                         April 15, 2003

CREDIT SUISSE FIRST BOSTON LLC
  As Representative of the Several Purchasers
      c/o Credit Suisse First Boston LLC
            Eleven Madison Avenue
            New York, N.Y. 10010-3629

         Dear Sirs:

         1. Introductory. Ethyl Corporation, a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers"), for whom Credit Suisse First Boston LLC ("CSFB") is acting as representative (the "Representative"), U.S. $150,000,000 aggregate principal amount of the Company's 8.875% Senior Notes due 2010 (the "Offered Securities"), to be issued under an indenture to be dated as of the Closing Date (as defined below) (the "Indenture"), among the Company, each of the domestic subsidiary guarantors named in Schedule D hereto (the "Domestic Guarantors"), each of the non-Swiss foreign subsidiary guarantors named in Schedule D hereto (the "Non-Swiss Foreign Guarantors"), each of the Swiss subsidiary guarantors named in Schedule D hereto (the "Swiss Guarantors" and, together with the Domestic Guarantors and Non-Swiss Foreign Guarantors, the "Guarantors") and Wells Fargo Bank Minnesota, N.A., as Trustee. The Offered Securities will be guaranteed by each of the Guarantors, who will enter into a notation of guarantee (each, a "Notation of Guarantee" and together, the "Subsidiary Guarantees") pursuant to the terms of the Indenture. As a result of the Subsidiary Guarantees, the Offered Securities will be unconditionally guaranteed on a senior unsecured basis as to payment of principal, premium, if any, liquidated damages, if any, and interest by each of the Guarantors, unless otherwise specified herein. The United States Securities Act of 1933 is herein referred to as the "Securities Act."

         Holders (including the Purchasers and their subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), in substantially the form of Exhibit 1 hereto, for so long as such Offered Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the

Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 8.875% Senior Notes due 2010 (the "Exchange Securities"), in a like aggregate principal amount as the Company issued under the Indenture and guarantees thereof by the Guarantors (the "Exchange Security Guarantees"), identical in all material respects to the Offered Securities and the Subsidiary Guarantees and registered under the Securities Act to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) if applicable, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Offered Securities and to use its commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities, the Exchange Securities, the Subsidiary Guarantees and the Exchange Security Guarantees are referred to collectively herein as the "Securities."

         The Company hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors. The Company, each of the Domestic Guarantors and each of the Non-Swiss Foreign Guarantors, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary offering circular, dated April 2, 2003, (the "Preliminary Offering Circular") has been prepared by the Company. A final offering circular relating to the Offered Securities (the "Final Offering Circular") will be prepared by the Company no later than midnight April 21, 2003. Such Final Offering Circular, as supplemented as of April 21, 2003, together with the documents incorporated by reference therein and the documents listed in Schedule B hereto ---------- and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". As of its date, the Preliminary Offering Circular did not, and as of the date of this Agreement, the Final Offering Circular does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Circular or the Final Offering Circular based upon written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document or the Exchange Act Reports (as defined below), on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to own its properties and conduct its business as presently conducted; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (c) The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

                           (i) Each subsidiary of the Company has been duly incorporated, formed or organized and is an existing corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with power and authority to own its properties and conduct its business as presently conducted; each subsidiary of the Company is duly qualified to do business as a foreign corporation or other legal entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as (x) would not reasonably be expected to have a Material Adverse Effect, or
                  (y) disclosed in the Offering Document or in the Exchange Act Reports; and

                           (ii)     Neither the Company nor any of its
                  subsidiaries is (x) in violation of its respective charter or by-laws or (y) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except with respect to clause (y) for which any such violation or default would not reasonably be expected to have a Material Adverse Effect.

                  (d) The Indenture has been duly authorized by the Company and each Guarantor; the Offered
         Securities have been duly authorized by the Company; and when the Indenture is executed and delivered pursuant to this Agreement and the Offered Securities are delivered and paid for pursuant to the Indenture and this Agreement on the

         Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles.

                  (e) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (f) Except as disclosed in the Offering Document or Exchange Act Reports, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance and sale of the Offered Securities.

                  (g) There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Rights Agreement.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors. On the Closing Date, this Agreement will conform in all material respects to the description thereof contained in the Final Offering Circular.

                  (i) On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles; and the Exchange Securities will conform in all material respects to the description thereof contained in the Final Offering Circular.

                  (j) The Subsidiary Guarantees to be endorsed on the Offered Securities, and the Exchange Security Guarantees to be endorsed on the Exchange Securities, by each Guarantor, all of which are listed on Schedule D hereto, have been duly authorized by such Guarantor; and, when executed, authenticated and issued in accordance with the terms of the Indenture, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Offered Securities and the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Indenture and the Exchange Offer, the Notation of Guarantee and the Exchange Security Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) general equity principles.

                  (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and
         (ii) general equity principles. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Document.

                  (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except for (i) the order of the Commission declaring the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement effective, (ii) such consents, approvals, authorizations, orders or filings as may be required to be obtained or made under the Securities Act, the Trust Indenture Act and as may be required by the Blue Sky laws of the several states of the United States as provided in the Registration Rights Agreement, (iii) such consents, approvals, authorizations, orders or filings as have been made or obtained, or
         (iv) as disclosed in the Offering Document.

                  (m) The execution, delivery and performance by the Company and the Guarantors of the Indenture, the Subsidiary Guarantees, the Exchange Security Guarantees, this Agreement, the Registration Rights Agreement, as applicable, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

                           (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any

                           (ii) agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or

                           (iii) the charter or by-laws of the Company or any such subsidiary.

         Except in the case of clauses (i) and (ii) above, for such breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (n) Except as disclosed in the Offering Document or the Exchange Act Reports, the Company and its subsidiaries have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except for such liens, encumbrances and defects that (i) would not reasonably be expected to have a Material Adverse Effect, (ii) may exist or arise pursuant to or in connection with any of the Company's existing credit agreements, or
         (iii) are disclosed in the Offering Document or Exchange Act Reports. Except as disclosed in the Offering Document or Exchange Act Reports, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except for such failures to be so valid or enforceable as would not reasonably be expected to have a Material Adverse Effect.

                  (o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

                  (p) No labor strike, or work stoppage, work slowdown or other similar labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company is imminent, that would reasonably be expected to have a Material Adverse Effect.

                  (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except for such intellectual property rights the failure of which to own, possess or acquire would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, would reasonably be expected to have a Material Adverse Effect.

                  (r) Except as disclosed in the Offering Document or Exchange Act Reports, neither the Company nor any of its subsidiaries
         (i) is in violation of any applicable statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any applicable environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any applicable environmental laws, or (iv) is subject to any claim relating to any applicable environmental laws, except, in the case of each of (i) through (iv), would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Document or Exchange Act Reports, the Company is not aware of any pending investigation which might lead to such a claim that would reasonably be expected to have a Material Adverse Effect.

                  (s) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement or the Registration Rights Agreement, and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (t) The financial statements (including the related notes) included in the Offering Document present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown, and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document or Exchange Act Reports, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except for variations set forth in the footnotes to the consolidated financial statements and that are described in the Final Offering Circular; the assumptions used in preparing the "as adjusted" financial information included in the Final Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein and the related calculations give appropriate effect to those assumptions and reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (u) Except as disclosed in the Offering Document or Exchange Act Reports, since the date of the latest audited financial statements included in the Offering Document there has been no development or event that would be reasonably expected to have a Material Adverse Effect, and, except as disclosed in or contemplated by the Offering Document or Exchange Act Reports, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Neither the Company nor any of the Guarantors are an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act") ; and neither the Company nor any of the Guarantors are or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

                  (w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

                  (x) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (y) Since July of 2002, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (z) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (aa) Assuming the accuracy of the Purchasers' representations set forth in Section 4 hereof and their compliance with their agreements set forth therein; the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of
         Section 4(2) thereof and Regulation S ("Regulation S") thereunder and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

                  (bb) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has offered or sold, or will offer or sell, the Offered Securities in reliance on Regulation S other than in offshore transactions.

                  (cc) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme by the Company, the Guarantors or any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) to evade the registration provisions of the Securities Act.

                  (dd) Neither the Company, nor any of its subsidiaries nor any agent thereof nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (ee) There is no "substantial U.S. market interest" as defined in Rule 902(j) of Regulation S in the Company's debt securities.

                  (ff) The proceeds to the Company from the offering of the Offered Securities shall be used as described in the Final Offering Circular.

                  (gg) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at an aggregate purchase price of U.S. $145,875,000 (the "Purchase Price"), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto. The Company and the Guarantors shall not be obligated to deliver any of the Offered Securities or related Subsidiary Guarantees except against payment by the Purchasers for all of the Offered Securities to be purchased as provided herein.

         The Company will deliver against payment of the Purchase Price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one or more permanent global securities in registered form without interest coupons (the "Restricted Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the Purchase Price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "Regulation S Securities") in the form of one or more permanent global Offered Securities in registered form without interest coupons (the

"Regulation S Global Securities") which will be deposited with the Trustee as custodian for DTC for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking societe anonyme ("Clearstream, Luxembourg") and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

         Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer of the Purchase Price to a bank account designated by the Company and reasonably acceptable to CSFB, drawn to the order of Ethyl Corporation at the office of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at or about 10:00 A.M., (New York time), on April 29, 2003, or at such other time not later than one (1) full business day thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

         4.       Representations by Purchasers; Resale by Purchasers.

         (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Each Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered

Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and, in either case, which arrangements are consistent with the terms of this Agreement.

         (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         (e)      Each of the Purchasers severally represents and agrees that
(i) it has not offered or sold and prior to the expiration of a period of six months from the Closing Date will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

         (f) Each Purchaser severally represents and agrees that, upon receipt from the Company of a notice pursuant to Section 5(a), such Purchaser will, as soon as reasonably practicable, forthwith discontinue any offer or sale of the Offered Securities until such Purchaser has received an amendment or supplement pursuant to Section 5(a) or until the Representative is advised by the Company in writing that the use of the then-existing Final Offering Circular may be resumed.

         5. Certain Agreements of the Company, each of the Domestic Guarantors and each of the Non-Swiss Foreign Guarantors. The Company, each of the Domestic Guarantors and each of the Non-Swiss Foreign Guarantors, jointly and severally, agree with the several Purchasers that:

         (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent (which consent shall not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include (as of its date or the last date of its amendment or supplementation, whichever is later) an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchasers through CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (b) The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Offered Securities are outstanding, the Company will promptly furnish or cause to be furnished to CSFB and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company and the Guarantors will pay the expenses of printing and distributing to the Purchasers (and all such holders and prospective purchasers) all such documents.

         (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as CSFB reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that neither the Company nor any of the Guarantors will be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in any such jurisdiction.

         (d) During the period of two years after the Closing Date or, if earlier until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will, upon request, furnish to CSFB, each of the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

         (e) During the period of two years after the Closing Date or, if earlier until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

         (f) To the extent that the Company's periodic reports under the Exchange Act are not readily available in the Commission's EDGAR system (or any successor thereto), or the Company no longer files periodic reports under
Section 13 or 15(d) of the Exchange Act, during the period of five years hereafter, the Company will furnish to CSFB and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFB and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as CSFB may reasonably request.

         (g) During the period of two years after the Closing Date or, if earlier until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will not and the Guarantors will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the reasonable fees and expenses of the Trustee and its counsel; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities (v) for any reasonable expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States as CSFB reasonably designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and
(vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

         (i) In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         (j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue except issuances of Exchange Securities pursuant to the Registration Rights Agreement, without the prior written consent of CSFB. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         (k) The Company will, concurrently with the issuance of the Offered Securities on the Closing Date, enter into a new senior credit facility (the "New Senior Credit Facility") and the New Senior Credit Facility will be in full force and effect on the Closing Date, and the New Senior Credit Facility will conform in all material respects to the description thereof contained in the Offering Document. 6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors herein on the date hereof and on the Closing Date, to the accuracy of the statements of officers of the Company made in certificates made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to midnight on the date hereof, (i) the Company shall have caused PricewaterhouseCoopers LLP to have delivered a "comfort letter" to the Representative, dated the date hereof and addressed to the Purchasers and covering such matters as may be requested by them and in form and substance satisfactory to them in all respects, all as determined by the Representative in its sole discretion (it being understood that in no event will the comfort letter be less favorable than the draft delivered to Latham & Watkins LLP on March 21, 2003) and (ii) the Final Offering Circular shall have been finalized in form and substance satisfactory to the Representative in all respects, all as determined by the Representative in its sole discretion, or at such other time not later than 3 full business days thereafter as the Representative and the Company may determine.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities as contemplated by this agreement; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook;
         (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities as contemplated by this agreement, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

                  (c) The Representative shall have received an opinion, dated the Closing Date, of Hunton & Williams LLP, counsel for the Company, in substantially the form of Exhibit 2 hereto.

                  (d) The Representative shall have received opinions, dated the Closing Date, from foreign counsel, concerning the Non-Swiss Foreign Guarantors and the Swiss Guarantors named in Schedule D hereto, in form and substance reasonably acceptable to the Representative and customary for the type of transactions contemplated by this Agreement.

                  (e) The Representative shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Final

         Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB reasonably may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representative shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state, on behalf of the Company, each of the Domestic Guarantors and each of the Non-Swiss Foreign Guarantors, that the representations and warranties of the Company, each of the Domestic Guarantors and each of the Non-Swiss Foreign Guarantors, as applicable, in this Agreement are true and correct, that the Company and each of the Guarantors, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the most recent financial statements included or incorporated by reference in the Offering Document, there has been no Material Adverse Effect, nor any development or event that would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated by the Offering Document or Exchange Act Reports.

                  (g) The Representative shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection and such letter shall include all information contained in the Final Offering Circular that would otherwise have been included in the "comfort letter" required pursuant to subsection (a) had the Final Offering Circular been finalized on the date hereof.

                  (h) The Company shall, concurrently with the issuance of the Offered Securities on the Closing Date, enter into a new senior credit facility (the "New Senior Credit Facility") and the New Senior Credit Facility shall be in full force and effect on the Closing Date, and the New Senior Credit Facility shall conform in all material respects to the description thereof contained in the Offering Document.

         The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7.       Indemnification and Contribution.

                  (a) The Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of
         Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Company or any of the Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors, their respective directors and officers and each person, if any, who controls the Company or such Domestic Guarantor or such Non-Swiss Foreign Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or such Domestic Guarantor or such Non-Swiss Foreign Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of (i) the following information in the Preliminary Offering Circular: (A) the last two sentences on page 8, (B) the second sentence of the second paragraph on page 17, (C) the table set forth on page 97, (D) the first sentence of the sixth paragraph on page 97, and
         (E) the second sentence of the second paragraph on page 98, and (ii) the names of the Purchasers on the cover page of the Final Offering Circular and the corresponding information in the Final Offering Circular, provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this agreement.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this section 7 except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault-culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors bear to the total discounts and commissions received by the Purchasers from the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, the Company or the Guarantors, except as provided in

Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company, the Domestic Guarantors and the Non-Swiss Foreign Guarantors and the Purchasers pursuant to Section 7 shall remain in effect, provided, however, if the Company does not enter into the New Senior Credit Facility as specified in Section 6(h), the Company shall not be responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h). If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than (x) solely because of the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), or (y) the Company does not enter into the New Senior Credit Facility as specified in Section 6(h), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group (fax # 212-538-8246), or, if sent to the Company or the Guarantors, will be mailed, delivered or faxed and confirmed to it at Ethyl Corporation, 330 South Fourth Street, P.O. Box 2189, Richmond, Virginia 23218-2189, Attention: Secretary (fax # 804-788-5688).

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company and the Guarantors as if such holders were parties thereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         14. Submission to Jurisdiction. The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         15. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, the Guarantors and the Representative.

         16. Swiss Guarantors. Each of the Swiss Guarantors is executing this Agreement solely to evidence its obligation to issue its respective Subsidiary Guarantee and Exchange Security Guarantee pursuant to the terms of the Indenture. Each of Ethyl Services GmbH's and Ehtyl Administration GmbH's liability (whether arising under contract, tort or otherwise) under this Agreement shall at all times be limited to the amount of its balance sheet profit available at the time of the payment, as determined by their respective independent auditors, based upon their duly audited financial statements at the time of such payment, taking into consideration any reduction of the balance sheet profit from the date of the annual financial statements and the time of the payment, minus 35% for the applicable withholding tax.

         17. Entire Agreement. This Agreement, including the Schedules and Exhibit hereto, the Registration Rights Agreement, the Indenture, the Offered Securities, the Subsidiary Guarantees, the Exchange Securities and the Exchange Security Guarantees constitute the entire agreement among the parties pertaining to the subject matter hereof and supercedes all other prior and contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

                                 Very truly yours,

                                 ETHYL CORPORATION

                                 By:  /s/ Thomas E. Gottwald
                                    --------------------------------
                                    Name:  Thomas E. Gottwald
                                    Title: President and Chief Executive Officer

                                 ETHYL ADDITIVES CORPORATION

                                 By:  /s/ Thomas E. Gottwald
                                    --------------------------------
                                    Name:  Thomas E. Gottwald
                                    Title: President

                                 ETHYL PETROLEUM ADDITIVES, INC.

                                 By:  /s/ Thomas E. Gottwald
                                    --------------------------------
                                    Name:  Thomas E. Gottwald
                                    Title: President

                                 ETHYL VENTURES, INC.

                                 By:  /s/ David A. Fiorenza
                                    --------------------------------
                                    Name:  David A. Fiorenza
                                    Title: President and Treasurer

                                 ETHYL ASIA PACIFIC COMPANY

                                 By:  /s/ Thomas E. Gottwald
                                    --------------------------------
                                    Name:  Thomas E. Gottwald
                                    Title: Chief Executive Officer

                                             ETHYL EXPORT CORPORATION

                                             By:  /s/ David A. Fiorenza
                                                --------------------------------
                                                Name:  David A. Fiorenza
                                                Title: President and Treasurer

                                             ETHYL INTERAMERICA CORPORATIOn

                                             By:  /s/ Thomas E. Gottwald
                                                --------------------------------
                                                Name:  Thomas E. Gottwald
                                                Title: President

                                             THE EDWIN COOPER CORPORATION

                                             By:  /s/ Thomas E. Gottwald
                                                --------------------------------
                                                Name:  Thomas E. Gottwald
                                                Title: President

                                             INTERAMERICA TERMINALS CORPORATION

                                             By:  /s/ Thomas E. Gottwald
                                                --------------------------------
                                                Name:  Thomas E. Gottwald
                                                Title: President

                                             ETHYL EUROPE SPRL

                                             By:  /s/ M. A. Lewis
                                                --------------------------------
                                                Name:  M. A. Lewis
                                                Title: Managing Director

                                             ETHYL ADMINISTRATION GMBH

                                             By:  /s/ David Kauzig
                                                --------------------------------
                                                Name:  David Kauzig
                                                Title: Director

                                             ETHYL SERVICES, GMBH

                                             By:  /s/ David Kauzig
                                                --------------------------------
                                                Name:  David Kauzig
                                                Title: Director

                                             ETHYL BRASIL ADITIVOS, LTDA

                                             By:  /s/ Tito Leal
                                                --------------------------------
                                                Name:  Tito Leal
                                                Title: Plant Manager

The foregoing Purchase Agreement
    is hereby confirmed and accepted
     as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

    Acting on behalf of themselves
    and as the Representative of
    the several Purchasers

By CREDIT SUISSE FIRST BOSTON LLC

By: /s/ Richard H. Whitney
    -----------------------------------------
    Name:  Richard H. Whitney
    Title: Managing Director